Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228430 on Form S-3 and Registration Statement Nos. 333-254201, 333-236952, 333-224860, 333-222499, and 333-201891 on Form S-8 of our report dated June 16, 2021, relating to the financial statements of Zikani Therapeutics, Inc. for the years ended December 31, 2020 and 2019, appearing in this current report on Form 8-K/A of Eloxx Pharmaceuticals, Inc.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

June 16, 2021